Exhibit 10.3

THE CHUBB CORPORATION

LONG-TERM INCENTIVE PLAN (2009)

Restricted Stock Unit Agreement

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of [            ], is by and between The Chubb Corporation (the “Corporation”) and [            ] (the “Participant”), pursuant to The Chubb Corporation Long-Term Incentive Plan (2009) (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan. If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of Restricted Stock Units in accordance with the terms and conditions of this Agreement, subject to the acceptance of its terms by the Participant; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.

NOW, THEREFORE, the Participant and the Corporation agree as follows:

1. Grant of Restricted Stock Units. Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an award of [            ] Restricted Stock Units (the “Award”).

2. Vesting and Rights as a Shareholder. It is understood and agreed that the grant of the Award evidenced hereby is subject to the following conditions:

(a) Restrictions on Transfer. Until settlement of the Restricted Stock Units in accordance with Section 6, the Restricted Stock Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a “Permitted Transferee” (as defined in Section 11(c) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

(b) Restriction Period. The Restriction Period applicable to the Restricted Stock Units covered by the Award shall begin on the date hereof and, except as otherwise provided in Section 3 or 4, shall lapse on the third anniversary of the Grant Date (such date to be hereafter referred to as the “Vesting Date”); provided that the Participant remains continuously employed by the Corporation or any of the Subsidiaries from the Grant Date through the Vesting Date.

(c) No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Award, in the time and manner provided in Section 6, the Participant shall have no rights as a shareholder.

(d) Dividend Equivalents. Without limiting the generality of the foregoing, until the earlier to occur of (i) the settlement of the Restricted Stock Units in accordance with Section 6 and (ii) the forfeiture or cancellation of the Restricted Stock Units in accordance with the terms hereof, as soon as practicable after cash dividends are paid on the Stock, the Participant shall be paid an amount in cash equal to the amount of dividends paid on that number of shares of the Stock as is equal to the number of the Participant’s Restricted Stock Units. In any event, such payments shall be made on or prior to March 15 of the calendar year immediately following the calendar year in which the actual dividends are paid on shares of Stock.

3. Termination of Employment.

(a) Qualifying Termination. If the Participant’s employment terminates by reason of a Qualifying Termination during the Restriction Period, the Restriction Period shall, as of the date of such termination, lapse as to (and there shall become vested and non-forfeitable) that number of Restricted Stock Units equal to the product of (i) the number of Restricted Stock Units covered by the Award and (ii) a fraction, the numerator of which is the number of full calendar months during the Restriction Period that the Participant was employed by the Corporation or any of the Subsidiaries and the denominator of which is 36. The remainder of the Restricted Stock Units covered by the Award shall be forfeited and canceled without further action by the Corporation or the Participant as of the date of such termination.

(b) Termination for any Other Reason. If the Participant’s employment terminates for any reason other than a Qualifying Termination during the Restriction Period, all of the unvested Restricted Stock Units covered by the Award shall be forfeited and canceled without further action by the Corporation or the Participant as of the date of such termination. For purposes of the Award, the term “Retirement” shall mean a termination of the Participant’s employment other than for Cause at or after the Participant’s normal retirement age or earliest retirement date, in each case as specified in the Pension Plan of The Chubb Corporation or its successor (the “Pension Plan”). Accordingly, all of the unvested Restricted Stock Units covered by the Award shall be forfeited and canceled without further action by the Corporation or the Participant as of the date the Participant’s employment is terminated for Cause, whether prior to, on, or after the Participant’s normal retirement age or earliest retirement date, in each case as specified in the Pension Plan.

(c) Transfers between the Corporation and Subsidiaries; Leaves, Other Absences and Suspension. Transfer from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another shall not be considered a termination of employment. Any question regarding whether the Participant’s employment has terminated in connection with a leave of absence or other absence from active employment shall be determined by the Committee, in its sole discretion, taking into account the provisions of applicable law and the Corporation’s generally applicable employment policies and practices. The Committee also may suspend the operation of the termination of employment provisions of this Agreement for such period and upon such terms and conditions as it may deem necessary or appropriate to further the interests of the Corporation.

4. Change in Control. Notwithstanding anything in Section 6 to the contrary, Section 9 of the Plan shall apply in the event of a Change in Control.

5. Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in such manner as the Committee may deem equitable (in its sole discretion), adjust any or all of the number and kind of units subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award; provided, however, that, unless the Committee determines otherwise, the number of Restricted Stock Units subject to this Award always shall be a whole number.

6. Settlement of Restricted Stock Units. Subject to the provisions of Section 4 and this Section 6, the Corporation shall deliver to the Participant (or, if applicable, the Participant’s Designated Beneficiary or legal representative) that number of shares of Stock as is equal to the number of Restricted Stock Units covered by the Award that have become vested and nonforfeitable within 90 days after the earliest of (i) the Participant’s death, (ii) the Participant’s Disability, (iii) the Participant’s Separation from Service, or (iv) the Vesting Date.

Notwithstanding the foregoing, if the Participant is (or is reasonably expected to be) a “covered employee” within the meaning of Section 162(m) of the Code for the calendar year in which delivery of Stock would ordinarily be made to the Participant, the Corporation shall delay delivery to the Participant of that portion of the shares of Stock for which the Corporation reasonably believes that Section 162(m) of the Code will preclude the Corporation from taking a compensation expense deduction until the Participant’s Separation from Service.

Delivery of shares upon a Separation from Service under this Section shall be subject to the six-month delay rule in Section 6(d) of the Plan, if applicable.

In accordance with terms and conditions established by the Committee, the Participant may be eligible to defer delivery of shares under the terms of the Corporation’s Key Employee Deferred Compensation Plan (2005) (or any successor plan or program) (the “Deferred Compensation Plan”).

7. Notice. Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention: Corporate Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the Participant at the Participant’s address as shown on the records of the Corporation.

8. Restrictive Covenants. As a condition to the receipt of the Award made hereby, the Participant, an experienced senior executive who produces and/or has access to the Corporation’s confidential and proprietary information, agrees to be bound by the terms and conditions hereof and of the Plan, including the following restrictive covenants and other provisions:

(a) Non-Disclosure. Except as the Participant reasonably and in good faith determines to be required in the faithful performance of the Participant’s duties to the Corporation or in accordance with Section 8[(f)], the Participant shall maintain in confidence and, without prior written authorization from the [Committee], shall not, directly or indirectly, disclose, disseminate, publish or otherwise use, for the Participant’s benefit or the benefit of any other person, any confidential or proprietary information, material or trade secrets of or relating to the business of the Corporation (including, without limitation, information with respect to the operations, processes, products, inventions, business practices, finances, clients, customers, policyholders, agents, vendors, suppliers, methods, costs, prices, contractual relationships, regulatory status, strategic business plans, technology, designs, compensation paid to employees or other terms of employment, of the Corporation) that is acquired by the Participant either during or after employment with the Corporation (“Proprietary Information”). The Participant’s obligations under the preceding sentence shall continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Participant’s direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by the Corporation. The Participant and the Corporation hereby stipulate and agree that, as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Corporation.

(b) Non-Solicitation. Unless the Participant has received prior written authorization from the [Committee], the Participant shall not during his or her employment or service with the Corporation and for a period of one year following any termination of such employment or service relationship (the “Restricted Period”):

(i) Directly or indirectly, solicit, recruit, persuade, encourage or otherwise induce to become employed by, become associated with or consult for, any person or entity other than the Corporation, or hire or employ, any individual who is or was employed by the Corporation at any time during the Restricted Period or the one-year period preceding the Restricted Period; or

(ii) Directly or indirectly, solicit or accept business on behalf of a Competitive Business from any Customer with whom the Participant has had, or employees reporting to the Participant have had, personal contact or dealings on behalf of the Corporation during the one-year period preceding the Restricted Period.

[(c) Non-Competition. Unless the Participant has received prior written authorization from the Committee, the Participant shall not, whether during his or her employment or service with the Corporation or during the Restricted Period, directly or indirectly, compete with the business of the Corporation by becoming a proprietor, principal, partner, member, manager, director, officer, employee, consultant, advisor, representative or agent of a Competitive Business, or otherwise render services to, assist or hold an interest in (including, without limitation, through the investment of capital or lending of money or property), any Competitive Business. Notwithstanding the foregoing, it shall not be a violation of this Section 8(c) for the Participant to (i) serve as a director for any entity which would otherwise be a Competitive Business if the Participant was serving as a director for such entity at the time of his or her termination of employment in compliance with the Corporation’s Policy Statement on Conflict of Interest, or (ii) acquire a passive stock or equity interest in such a Competitive Business; provided that such stock or other equity interest acquired is not more than one percent of the outstanding interest in such Competitive Business.]

“Customer” shall mean a person or entity to which the Corporation is at the time providing services (which includes the provision of insurance or any other contractual obligation under any products of the Corporation). For the avoidance of doubt, it is understood and agreed that the term “Customer” includes any broker, agent, or other third party acting for or on behalf of such broker or agent.

“Competitive Business” shall mean any person (including any joint venture, partnership, firm, corporation, limited liability company or other entity), business, business unit or division that engages, directly or indirectly, in the Restricted Territory in the property and casualty insurance business including, but not limited to, commercial insurance, personal insurance, specialty insurance, surety, excess and surplus lines, and/or reinsurance, and/or any other business that is a significant business of, the Corporation as of the date of the Participant’s termination of employment or service with the Corporation; provided, however, that a business set forth above shall not be considered a “Competitive Business” in the event that, as of the date of the Participant’s termination of employment or service with the Corporation, such business is no longer a business of the Corporation.

“Restricted Territory” shall mean anywhere in the United States or in any other country where the Corporation engages in, or has taken active steps to engage in, business as of the date of the Participant’s termination of employment or service with the Corporation.

[(d)] Inventions. The Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent, copyright or any other intellectual property rights where appropriate in the United States and in foreign countries.

[(e) Disclosure during Restricted Period. The Participant agrees that, prior to accepting other employment or any other service relationship during the Restricted Period, the Participant shall provide a copy of this Section 8 to any recruiter who assists the Participant in obtaining other employment or any other service relationship and to any employer or other person with whom the Participant discusses potential employment or any other service relationship.]

[(f)] Legally Required Disclosure. If the Participant is required to disclose any Proprietary Information pursuant to applicable law or a valid subpoena or court order, the

Participant shall promptly notify the Corporation in writing of any such requirement so that the Corporation may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 8. The Participant shall reasonably cooperate with the Corporation to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time that the Participant is required to make the disclosure, or if the Company waives compliance with the provisions of this Section 8, the Participant shall disclose only that portion of the Proprietary Information which he is advised by counsel that he is legally required to disclose.

[(g)] Relief with Respect to Violations of Covenants. Failure to comply with the provisions of this Section 8 at any point before payment is made in respect of the Restricted Stock Units covered by the Award shall cause such Restricted Stock Units to be canceled and rescinded without any payment therefor. For the avoidance of doubt, following a failure to comply with this Section 8, any payment(s) in respect of any portion of the Restricted Stock Units covered by the Award that has/have been deferred under the Deferred Compensation Plan or otherwise shall be forfeited, and accordingly the Participant shall have no further right to receive any such payment(s). In the event that all or any portion of the Restricted Stock Units covered by this Award shall have been settled within twelve months of the date on which any breach by the Participant of any of the provisions of this Section 8 shall have first occurred, the Committee (or its delegate) may require that the Participant repay, and the Participant shall promptly repay, to the Corporation the value of any cash or property (with interest or appreciation (if any), as applicable, through the date repayment is made, as determined by the Committee (or its delegate) in its sole discretion), including the Fair Market Value of any Stock (determined as of the date of such termination of employment), that was conveyed to the Participant within such period in respect of such Restricted Stock Units. Additionally, the Participant agrees that the Corporation shall be entitled to an injunction, restraining order, or such other equitable relief restraining the Participant from committing any violation of the covenants or obligations contained in this Section 8. These rescission rights and injunctive remedies are cumulative and are in addition to any other rights and remedies the Corporation may have at law or in equity. The Participant acknowledges and agrees that the covenants and obligations in this Section 8 relate to special, unique, and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Corporation irreparable injury for which adequate remedies are not available at law.

[(h)] Reformation. The Participant agrees that the provisions of this Section 8 are necessary and reasonable to protect the Corporation in the conduct of its business. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the duration or geographical scope hereof or by reason of its being too extensive in any other respect, then the court making such determination shall have the right to reduce such duration, geographical scope, or other provisions hereof to apply only to the maximum period of time, maximum geographical scope or maximum extent in all other respects as to which it may be enforceable, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

[(i)] As used in this Section 8, the term “Corporation” shall include the Corporation and any Subsidiary or Affiliate thereof.

9. Withholding. At the Committee’s discretion, the Participant shall be required to either pay to the Corporation the amount of any taxes required by law to be withheld as may be necessary in the opinion of the Corporation to satisfy tax withholding required under the laws of any country, state, province, city, or other jurisdiction with respect to Stock deliverable hereunder or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

10. Committee Discretion; Delegation. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion and in accordance with the terms of the Plan, may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, including accelerating the lapse of the Restriction Period with respect to all or any portion of the Restricted Stock Units covered by the Award, at such times (including, without limitation, upon or in connection with the Participant’s termination of employment) and upon such terms and conditions as the Committee shall determine. Nothing in this Agreement shall limit or in any way restrict the power of the Committee, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.

11. No Right to Continued Employment. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of the Subsidiaries to employ or continue the employment of the Participant for any period.

12. Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

13. Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement may be accepted by the Participant by means of manual signature, electronic signature, or electronic acceptance.

14. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

15. Amendment. The Committee may affirmatively act to amend, modify, or terminate this Agreement at any time or from time to time prior to payment in any manner not inconsistent with the terms of the Plan. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would have a materially adverse effect on the Participant’s rights under the Award, whether in whole or in part. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend the Award if it determines such amendment is necessary or advisable for the Corporation to comply with applicable law (including Section 409A), regulation, rule, or accounting standard. As soon as is administratively practicable following the date of any such amendment to this Agreement, the Corporation shall notify the Participant of the amendment; provided, however, that failure to provide such notice shall not invalidate or otherwise impair the enforceability of such amendment.

16. Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof (collectively, “Section 409A”). Without limiting the generality of Section 15, and notwithstanding any provision of the Plan or this Agreement to the contrary, if at any time the Committee determines that the Award may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) (a) to adopt such amendments to the Plan or this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect) that it determines are necessary or appropriate to preserve the intended tax treatment of the benefits provided with respect to the Award, to preserve the economic benefits thereof or to avoid less favorable accounting or tax consequences for the Corporation or any of the Subsidiaries and/or (b) to take any other actions that it determines are necessary or appropriate to exempt the Award from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other person to the Corporation or any of its Affiliates, employees or agents.

17. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION

By:

By:
Participant